Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Marilynn Meek
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3773

ASHFORD TRUST ANNOUNCES ENHANCEMENTS TO CORPORATE GOVERNANCE POLICIES

DALLAS, August 8, 2016 — Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that the Company’s Board of Directors has unanimously approved and adopted several corporate governance enhancements including  amendments to the Company’s Equity Incentive Plan.  These enhancements are:

•                  Modification of the Company’s Equity Incentive Plan to require stock ownership by directors and officers to match the stock ownership guidelines outlined in the current Corporate Governance Guidelines;

•                  Modification of the Company’s Equity Incentive Plan to require minimum vesting periods on stock options and stock appreciation rights issued under the plan;

•                  Modification of the Company’s stock ownership guidelines to increase the required share ownership for director’s from three times the director’s annual board retainer fee to four times; and

•                  Modification of the Company’s By-laws to reduce the threshold from 35% to 30% of outstanding shares to call a special meeting of shareholders.

“We are committed to best practices in corporate governance and believe that these measures should improve our QuickScore and will further align management and the Board’s interests with those of Ashford Trust’s shareholders,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer.  “Further, management and the Board will continue to evaluate our corporate governance policies in an effort to create even stronger alignment with our shareholders.”

Additional information concerning Ashford Trust’s corporate governance guidelines, including the enhancements announced today, will be available on the Company’s website and in a Form 8-K to be filed with the Securities and Exchange Commission.

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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